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                                                                  EXIBIT 10.11.1


                             AMENDMENT NO. 1 TO THE
                           WESTERN DIGITAL CORPORATION
                              EXECUTIVE BONUS PLAN



        This Amendment No. 1 (the "Amendment") to the Western Digital Corporation Executive Bonus Plan (the "Plan") is made this 13th day of November, 1997 by Western Digital Corporation (the "Company").

        WHEREAS, the Company's Board of Directors deems it to be in the best interests of the Company to amend the Plan to change the age of retirement to conform to the definition in the Company's Deferred Compensation Plan; and

        WHEREAS, the Company has the right to amend the Plan by action of its Board of Directors;

        NOW, THEREFORE, the Plan is amended as follows:

        1. Section 1.21 shall be amended to read as follows:

                "Retirement," "Retires" or Retired" shall mean a Participant ceasing to be employed by all Employers for any reason other than death, Disability or Termination of Employment or on or after a Participant attains the age of fifty-five (55).

This Amendment shall be effective as of November 13, 1997.

        IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer as of this 13th day of November, 1997.



                                       WESTERN DIGITAL CORPORATION

                                       By: /s/ MICHAEL A. CORNELIUS
                                           -------------------------------------
                                           Michael A. Cornelius
                                           Vice President, Law & Administration
                                           Secretary